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                                                                   Exhibit 10.12

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Via U.S. Mail and Fax: 206-575-8554



Dr. Donald G. Tarver                                           November 13, 1996
Administrator
Pacific West Cancer Fund
320 Andover Park East, Suite #250
Seattle, Washington 98188


Dear Dr. Tarver:


It is with great pride and admiration that Demeter Bio Technologies has been associated with you and the Pacific West Cancer Fund. Your mission to lend support for peptide therapeutics has been instrumental to Demeter and our university and government collaborators as we seek to develop improved cancer drugs.

Demeter appreciates the financial support that Pacific West Cancer Fund has committed to Demeter since 1993. In recognition of your generosity toward our research and development, Demeter proposes to support the mission of the Pacific West Cancer Fund as explained below.

Demeter plans to out-license the Peptidyl MIMS(TM) for cancer therapy to a large pharmaceutical company. We anticipate that cancer license fees would generally be earmarked for additional research and development. Demeter agrees to contribute five percent (5%) of all cancer license fees to Pacific West Cancer Fund until an amount of One Hundred Thousand ($100,000) dollars is granted to Pacific West Cancer Fund. In addition, Demeter agrees to contribute seventy-five percent (75%) of all loyalties from sales of its cancer therapeutic products to Pacific West Cancer Fund until an amount of Two Hundred Thousand ($200,000) dollars is granted to Pacific West Cancer Fund.

Demeter and Pacific West Cancer Fund agree that this Agreement supersedes any prior written or verbal Agreements and contains the entire Agreement between the parties and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

Demeter and Pacific West Cancer Fund agree that no press releases will be made by either party without the prior written consent of the other party.


                                    Very truly yours,



                                By: /s/ Richard D. Ekstrom
                                    --------------------------------------------
                                    Richard D. Ekstrom, President       Date
                                    Demeter BioTechnologies, Ltd.


     Accepted Pacific West Cancer Fund




By: /s/ Donald G. Tarver           11-13-96
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Donald G. Tarver, Administrator      Date




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